UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Stamps.com Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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The following is an employee communication that has been sent to the employees of Stamps.com Inc., a Delaware corporation (the “Company”) relating to the proposed merger (the “Merger”) between the Company and an affiliate of a fund (the “Thoma Bravo Fund”) managed by Thoma Bravo, LP  pursuant to the terms of an Agreement and Plan of Merger dated as of July 8, 2021 (the “Merger Agreement”).

Hi Everyone—

This is an exciting and historic day!

Today we announced that Stamps.com has entered into an agreement to be acquired by Thoma Bravo, a leading technology-focused private equity firm.  Under the agreement the purchase price is $330 per share which will value our Company at $6.6 billion.

First and foremost, I wish to thank you on behalf of myself, the Board of Directors, and the entire Senior Management team for your contributions to this outcome.  This is a clear demonstration of the tremendous value all of us have created together. This is a major milestone in our efforts to grow our business and build upon the great foundation we have all created together. Going private will position us exceptionally well and give us added flexibility to continue to build Stamps.com into an even larger and more successful business.

As with all transactions of this nature, the agreement we entered into is subject to Stamps.com stockholder approval, certain regulatory approvals and other customary closing conditions. If the agreement is approved by our shareholders and all of the conditions are met, we will cease being publicly traded and will become a private company.  Our current expectation is that will happen sometime late in the third quarter or early in the fourth quarter of this year.

Several of us have had the opportunity to get to know Thoma Bravo over the past few weeks and we are excited to partner with them and to utilize their experience and expertise to support us as we continue to execute on our plan for our Company. Thoma Bravo is one of the most experienced and successful software investors in the world and has a proven track record of materially accelerating the growth of the companies that they own. They have been in business with their existing leadership for more than 20 years and have more than $78 billion of assets under management, have done more than 300 transactions, and have more than 50 companies that they currently own.  In February 2019 Dow Jones named Thoma Bravo the best-performing buyout investor in the world. They approach their companies as a partnership with a focus on collaboration and support. If you’d like to learn more, their website is www.thomabravo.com.

Thoma Bravo has praised our team, our innovation and the reputation we’ve earned as the leader in eCommerce shipping software, small business mailing and shipping solutions, and enterprise shipping solutions.  They found our position in the eCommerce ecosystem to be highly strategic and they are looking forward to owning our company and being our partner as we continue our worldwide growth.

I know there will be many questions about what this means for you and the future of Stamps.com, and we will seek to answer all of your questions with an FAQ publication that we will circulate shortly. The most important thing for all of us to do now is to continue to execute on our plan.

Today’s press release is attached to this email.  We expect that this announcement will generate significant inquiries into our company. Consistent with company policy, should you receive any calls from the media or other external parties, please do not respond and instead direct them as follows:
•          External media inquiries please contact or direct inquiries directly to Eric Nash at enash@stamps.com.
•          For any customer or partner inquiries coordinate with Mark Krojansky before responding, his email is mkrojansky@stamps.com.
•          For any financial inquiries please direct them to Suzanne Park spark@stamps.com.
•          Please direct all other inquiries to our Chief Legal Officer mlipson@stamps.com.

Here are a few important items that I ask that you abide by in the coming months as we work through this process:
•          DO NOT forward this email
•          DO NOT post anything on social media commenting on this process or anything related to this process
•          DO NOT post anything on Slack or any other internal communication systems
•          Take today to celebrate, and then come in on Monday and continue executing on our business just as we have done every day
•          Most importantly, celebrate our amazing success today with your co-workers, and tonight and this weekend with your family and friends!  You’ve earned it!

Please plan to attend an all hands call in a few hours at 9am Pacific where I will further discuss this exciting announcement in more detail.  There is a dial in that has been circulated.  In addition, following the call we will send out a detailed FAQ document and will also post it on the intranet to help you understand more of the details of what this means for the Company and for you personally.

Now it is business as usual and continued execution on the business model that has made us the amazing company that we are, and has set us up for an amazing future!

Talk to you at 9am Pacific time.

Best,
Ken

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Forward-Looking Statements

This communication contains forward-looking statements, including, but not limited to, statements regarding the potential timing and benefits of a transaction, the value and effectiveness of Stamps.com Inc.(the “Company” or “Stamps.com”) products, the introduction and timing of product enhancements or additional products, Stamps.com’s growth, expansion and market leadership and the expected completion and timing of the acquisition transaction and other information relating to the transaction, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause the actual results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Stamps.com intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including, but not limited to, the risk that the transaction may not be consummated in a timely manner, if at all; the effect of the announcement of the transaction on the Company’s business relationships (including, without limitation, customers and suppliers; and operating results and business generally, as well as other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the period ended December 31, 2021 and our most recently filed quarterly report on Form 10-Q.  These forward-looking statements are based on Stamps.com’s views as of the date hereof.

Additional Information and Where to Find It

In connection with the transaction, the Company will file relevant materials with the Security and Exchange Commission (the “SEC”) , including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://investor.Stamps.com.com or by writing to the Company’s Chief Legal Officer and Corporate Secretary at 1990 E. Grand Ave., El Segundo, CA 90045

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transaction. Information about the Company’s directors and executive officers and their ownership of Company Common Stock is set forth in the proxy statement on Schedule 14A filed with the SEC in April 2021 and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020.  To the extent that holdings of the Company’s securities have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.